As filed with the Securities and Exchange Commission on March 8, 2002
                                                     Registration No.  333-76226
 -------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                         AMENDMENT NUMBER 1 TO FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 MEDSTRETCH INC.
                        (FORMERLY DYNAMIC REALITY, INC.)

                 (Name of Small Business Issuer in its Charter)


          NEVADA                     7389                    91-1997729
         --------              -----------------          -----------------
     (State or other           (Primary Standard          (I.R.S. Employer
     jurisdiction of           Industrial                 Identification No.)
     incorporation or          Classification Code
     organization)             Number)

              4920A YONGE STREET, TORONTO, ONTARIO, CANADA M2N 5N5
                                 (416) 540-3234
          (Address and telephone number of principal executive offices)


                        Dr. Kimberly Partridge, President
                                 Medstretch Inc.
                                4920 Yonge Street
                        Toronto, Ontario, Canada M2N 5N5
                                 (416) 540-3234
            (Name, Address and Telephone Number of Agent for Service)
                                    Copy to:


                             Andrew D. Hudders, Esq.
                                 Graubard Miller
                          600 Third Avenue - 32nd Floor
                               New York, NY 10016
                            Telephone: (212) 818-8800
                            Facsimile (212) 818-8881


Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis under Rule 415 under the Securities Act of 1933, as amended, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
 -----------------------------------------------------------------------------------
 Title of Each                     Proposed          Proposed
 Class of                          Maximum           Maximum            Amount of
 Securities to     Amount to be    Offering Price    Aggregate          Registration
 be Registered     Registered      Per Share         Offering Price     Fee
 -----------------------------------------------------------------------------------
 Common Stock,     14,000,000      $0.05             $700,000           $167.30
 $.001             shares
 par value
 -----------------------------------------------------------------------------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any state.


                              SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED March 8, 2002

                                   14,000,000
                             Shares of Common Stock


                                 MEDSTRETCH INC.

       Up to 10,000,000 shares of Medstretch Inc. common stock are being sold at $0.05 per share by an officer of Medstretch , on a self-underwritten, best efforts basis, with no minimum purchase requirements by investors. The offering by Medstretch will commence on the date of this prospectus and will continue for nine months or until all the shares offered are sold, if earlier. We will not escrow the funds received in the purchase of our common stock. We will issue certificates for common stock purchased from us within ten business days after receipt of a fully executed subscription agreement that is accepted by us and good funds for the purchase are in our account.

       Up to 4,000,000 shares of Medstretch, Inc. common stock are being sold by selling stockholders. These shares will be sold at the offering price of $0.05 per share. These shares will be sold through any stock medium or exchange or in privately negotiated transactions. We will not receive any of the proceeds from the sale of these shares.


       No public market exists for our common stock. A public market may not develop after the sale of the shares.

       Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 7 of this prospectus.

       Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                             Per Share              Total
                                             ---------              -----

         Public offering price...........       $.05             $500,000 (1)

(1) Assumes all 1,000,000 shares offered by Medstretch are sold. The expenses of this offering, estimated at $50,000, will be paid by and deducted from the total proceeds to Medstretch. We will not receive any of the proceeds from the 4,000,000 shares being offered by selling stockholders.

                The date of this Prospectus is __________, 2002

                                TABLE OF CONTENTS

                                                                      PAGE




  Prospectus Summary                                                     5
  Risk Factors                                                           7
  Use of Proceeds                                                       10
  Dividend Policy                                                       11
  Determination of Offering Price                                       11
  Dilution of the Price Paid for the Shares                             11
  Capitalization                                                        12
  Management's Discussion and Analysis of Results of Operations         12
  Business                                                              14
  Management                                                            17
  Executive Compensation                                                18
  Principal Stockholders                                                18
  Certain Relationships and Related Transactions                        19
  Shares Eligible for Future Resale                                     21
  Selling Stockholders                                                  21
  Plan of Distribution                                                  23
  Changes In and Disagreements with Accountants on Accounting
   And Financial Disclosure                                             24
  Legal Matters                                                         24
  Experts                                                               24
  Additional Information                                                24
  Index to Financial Statements                                        F-1

                               PROSPECTUS SUMMARY

       This  summary   highlights   information  set  forth  elsewhere  in  this
prospectus. You should read the entire prospectus carefully, paying particular attention to the section entitled Risk Factors.


                                   The Company


       The company was originally incorporated in the state of Nevada on December 31, 1996 under the name Dynamic Reality, Inc. On January 29, 2002, the company changed its name to Medstretch Inc. in order to more accurately reflect the new business direction of the company.

       Medstretch is a development-stage company devoted to the study and practice of personal wellness and preventative health care. We currently do not offer any products or services.

       Our original business plan, which was formulated in December 2000, was to create an Internet based, retail marketing and consumer information portal to provide consumers with a wide range of electronic products, such as personal computer hardware, software, peripherals, accessories and product and electronic industry related information. From that time to November 2001, we were not able to adequately fund the operations of the company and ceased this plan of operation.

       In November 2001, we adopted our current business plan to design, launch and market motivational, interactive wellness products and services. The business plan is an outgrowth of the experience of Dr. Partridge, our president, treasurer, secretary and sole director, in owning and operating a chiropractic and related wellness practice. From her experience with patients and consulting with government agencies and private industry, there is an increasing need to address workplace stress and wellness with earlier diagnostics, health breaks and reparative exercises.

       Our strategy will be to create, an animated, interactive software program for mid to large size corporations and government agencies to address the many frequent, yet preventable, health concerns presented by individuals employing extended hours at computer workstations. Our software program will be designed to encourage and guide each participant through two, pre-scheduled, five-minute "health breaks" each workday. Each health break is designed to include a series of effective, convenient, and easy to perform exercises for relieving musculoskeletal stress and strain, improving circulation, and clearing the mind.


       If we are successful with our initial software program, we intend to provide professional seminars and workshops, custom-tailored for each client, which will complement our software products. The seminars/workshops will address issues relevant to health care and the computer terminal working environment, such as staying in shape and exercising, eating healthy, lifestyle management, and workplace ergonomics.

       We anticipate that our sales revenue will be generated by software installations, software licensing fees and wellness seminars/workshops.


       The current business plan replaces a business formulation developed in December 2000 which was to create an Internet based, retail marketing and consumer information portal to provide consumers with a wide range of electronic products. From December 2000 to November 2001, we were not able to adequately fund that business and ceased that plan of operations. Our then major shareholder sold a controlling interest in the company to Dr. Partridge who is pursuing the current plan for the company.

       We are a development stage company. As of February 21, 2002 we had $17,200 in cash We have had no revenues to date and expect to incur substantial expenses in implementing our plan. We cannot indicate now if we will ever be profitable. Additionally, we had a net working capital deficit of $24,000 as of December 31 2001 and no other form of financial commitment for the funding of our business plan. We cannot give any assurance that this offering will be successful or that we will be able to locate any funding or enter into any agreements that will provide the required operating capital.

                                  The Offering


Securities offered by Medstretch..........   Up to 10,000,000 shares of common
                                             stock.


Securities offered by selling
  shareholders............................   Up to 4,000,000 shares of common
                                             stock

Common stock outstanding prior to
  the offering............................   12,000,000 shares

Common stock to be outstanding
  after the offering......................   22,000,000 shares (assuming all
                                             10,000,000 shares offered by
                                             Medstretch are sold)

Use of proceeds...........................   We intend to use the proceeds of
                                             this offering received by
                                             Medstretch as follows:

                                             o  Repayment of offering expenses

                                             o  Programming and beta testing the
                                                software

                                             o  Marketing and sales

                                             o  Computers and equipment cost

                                             o  Consulting fees

                                             o  Working capital

Subscription method.......................   Investors will be asked to complete
                                             an investor subscription agreement
                                             and return it to us with the
                                             purchase price.

Certificate issuance......................   Within ten business day after
                                             receipt and acceptance of investor
                                             subscription agreement and good
                                             funds, a certificate for the shares
                                             will be sent to the address
                                             supplied.

       Medstretch Inc. (formerly Dynamic Reality, Inc.) was incorporated in Nevada on December 31, 1996. The mailing address of our principal executive office is 4920A Yonge Street, Toronto, Ontario, Canada M2N 5N5 and the telephone number is (416) 540-3234.

                                  RISK FACTORS

       You should consider carefully the following risks before you decide to invest in our common stock. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Any of these risks could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Relating to Our Business


We are a development stage company in the very early stages of implementing our business plan and have no experience in developing wellness related software products.

       We have not engaged in any substantive operations to date and have no revenues from operations. We do not have any experience in developing any of the software products or services as outlined in our business plan. Therefore, investors do not have a track record with which to judge our ability to achieve our business objectives. Since inception we have accumulated a deficit of $63,000 through December 31 2001.

We have not and may not be able to develop any of the wellness related software products or related services.

       We are reliant on the experience of our president and director, Kimberly Partridge, Doctor of Chiropractic, to design and ultimately develop our wellness software products and services. Dr. Partridge has no experience in software development and may not be able to create a successful beta version of our intended products. Our success is also dependent on the hiring of qualified programmers to create our products. We do not currently have adequate funding or experience in order to accomplish any of these objectives.

We are not certain that there is a viable market for our intended wellness related software and services.

       While we believe, based on our research of various studies relating to employee absenteeism and the practice experience of Dr. Partridge, that there might be a potential market for our products and services, we are not certain and have no proof that our intended products will be a viable solution for corporations in improving employee wellness or reducing employee absenteeism.

We are dependent on creating goodwill and performance to attract clients and differentiate our software from other competitors.

       Should we be able to create our intended software products, our ultimate success will be dependent on the goodwill we generate and the brand name recognition we achieve over time as a provider of quality wellness related software and services that will enable our target market of mid to large corporations and government agencies to reduce employee absenteeism due to work related injuries. If we are unable to create goodwill and branding associated with our products and services, we believe we will not be adequately differentiated in the market place to attract the kinds of clients we plan to focus on and to generate sufficient revenues that will cover our operations.

Our targeted market of mid to large corporations and government agencies may not
purchase  our  software   products  and  services  during  an  adverse  economic
environment.

       The software and services industries often are greatly affected by changes in the economy because our intended clients will have to make monetary spending decisions based on maintaining profitability or positive cash flow and budgetary allotments. In many instances, and especially in a recessionary environment such as is being experienced now, businesses will focus their spending on marketing and sales efforts as opposed to purchasing software products and services as budgets will not include money for new products and services. As such, we may not be able to successfully compete for these funds.


If an employee or user of our software becomes injured following our prescribed exercise routines we could become subject to product liability or medical malpractice claims, for which we are not adequately insured.


       If we develop and install our software and a user/employee accidentally becomes injured while attempting our prescribed exercises, we may be exposed to product liability or medical malpractice claims. We might also be required to indemnify the client corporations against any liability claims incurred by them as a result of products developed by us under licensing agreements. We currently do not carry adequate product liability or medical malpractice insurance. If we experience an uninsured or inadequately insured product liability claim, investor value would be materially adversely affected.



Risks Relating to this Offering


Without a successful offering, we will not be able to implement our current business plan.


       We are dependent on raising the proceeds in this offering to fund our operations during implementation of our business plan. If we do not raise sufficient capital, we will have to curtail aspects of our operations or abandon them altogether. Revising the business plan may result in our not being able to continue in business as planned.


This offering is being made without an underwriter; therefore, it is possible that Medstretch will not sell all the shares offered.

       Our offering is self-underwritten. This means Medstretch will not engage the services of an underwriter to sell the shares. We intend to sell the shares through the efforts of one of our officers, and we will not pay her any commissions. Without the services of a professional finance firm, it is possible that we will not sell all the shares offered. If we do not raise the full amount being sought, we will have to modify our business plan to reduce our proposed expenditures. A substantial reduction in the business plan will not allow us to design and develop any of our software products or services, and we will likely be required to cease our business operations.


This offering is being made without any escrow of investor funds or provisions to return funds.


       When investors make a subscription for our common stock, the purchase price will not be placed in any escrow account and will become a general asset of Medstretch. There is no minimum-offering amount. Subscriptions will be accepted on a rolling basis. There are no investor protections for the return of invested monies.

Because there is no minimum offering requirement, early investors in this offering bear a disproportionate risk of Medstretch being able to operate on the funds raised.

       This offering is made on a rolling basis with no minimum amount having to be raised. Therefore, early investors will participate in the offering with no assurance that a sufficient amount of funds will be raised for the intended uses. If insufficient funds are raised as a result of this offering, we will have to limit the extent to which we will be able to implement our business plan, but investors will not be able to get their investment funds back.

The offering price has been arbitrarily established and has not been based on any established business valuation criteria.

       The offering price has been arbitrarily established by the board of directors. It is not based on market factors, business appraisal or other established criteria of business valuation. We have not consulted with any finance professionals to determine the offering price. Consequently, the company or investors in this offering have no way of judging if the offering price is a fair value for the shares being offered at $0.05 per share. Investors may not be able to resale their shares at this value or at any value.

Our officers will have broad discretion in the allocation of the use of proceeds from this offering.

       All funds raised from this offering will be utilized in implementing our business plan. Although we have allocated the proceeds from this offering among several categories of uses in various projected monetary amounts, the proceeds categories may be changed by management at any time depending on their judgment of what is needed to accomplish the goals of the business plan. The monetary amount allocated to a use also may be changed depending on management's determination about the best use of the funds at a particular time. Therefore, investors will not have any control over the use of proceeds decisions made by management and are entirely reliant on managements' decision making abilities which may or may not accomplish the intended purposes.


There has been no prior market for our common stock and the market price of the shares may fluctuate.

       There has been no market for our common stock prior to this offering. We cannot guarantee that a trading market for our common stock will develop or, if a market does develop, that the depth of the trading market for the common stock or the prices at which the common stock will trade.

There can be no assurance that a public market will develop for the common stock.


       We plan to take action so that our common stock will trade on the Over-the-Counter Bulletin Board ("OTC BB"). Because the OTC BB is a broker driven market, before our stock may be listed and quoted, brokers must apply for it to be listed and then establish market levels for it to trade. We must wait until brokers take the appropriate action before our common stock will trade in that market. There can be no assurance that a market will develop for the common stock.

Because the common stock of Medstretch will be deemed "penny stock" under the Securities and Securities Exchange, investors may not be readily able to resell the shares acquired in the offering in the public markets.


       The shares are defined as penny stock under the Securities and Exchange Act of 1934 and rules of the SEC. These rules impose additional sales practice and disclosure requirements on broker-dealers who sell our shares to persons other than certain accredited investors. For covered transactions, a broker-dealer must make a suitability determination for each purchaser and receive a purchaser's written agreement prior to sale. In addition, the broker-dealer must make certain mandated disclosures in transactions of penny stocks. Consequently, these rules may affect the ability of broker-dealers to make a market in our common stock and may affect the investor's ability to resell shares purchased in this offering.

Our directors and officers will have substantial ability to control our business direction.


       After the offering, assuming the sale of all the common stock, one of our directors and officers will own approximately 36% of the common stock outstanding. If less shares are sold in the offering, the percentage will be higher. Therefore, this person will be in a position to substantially influence the election of our directors, if not actually control it. Consequently, she will be able to influence the business operations of Medstretch.

                                 USE OF PROCEEDS


       The offering is on a best efforts, no minimum purchase requirement basis. The principal use of proceeds will be to create our personal wellness and preventive health care software and market it to mid- to large- size corporations. Below are three alternatives of the application of proceeds that may be received at various levels of stock sold for our account in the offering:



                                       Based on       Based on       Based on
                                         25% of         50% of        100% of
 Activity                              Proceeds       Proceeds       Proceeds
 --------                              --------       --------       --------

Cost of the
Offering                                $50,000        $50,000        $50,000

Programming costs of first
version of the software                 $15,000        $40,000       $100,000

Beta testing of the software             $5,000        $30,000        $60,000

Marketing and sales                     $10,000        $45,000       $100,000

Hiring of consultants                    $5,000        $20,000        $60,000

Equipment costs                          $5,000        $20,000        $50,000

Ongoing legal & accounting
fees for being a public company         $30,000        $30,000        $30,000

Working capital                          $5,000        $15,000        $50,000
                                       --------       --------       --------
Total                                  $125,000       $250,000       $500,000
                                       --------       --------       --------


       If our proceeds are less than 25% of the offering, we will utilize the proceeds to the extent possible for the following (listed in order of priority from first to last): paying for the cost of the offering, purchasing computer equipment, developing the software, beta testing, hiring sales and marketing staff, ongoing legal and accounting fees, working capital and hiring consultants. We can give no assurance that funding of less than 25% of the offering will allow us to successfully implement any of our business goals.


       Proceeds received by us not immediately required for the purposes described above will be invested principally in United States government securities, short-term certificates of deposit, money market funds or other short-term interest-bearing investments.


       Although we have made allocations for the use of our net proceeds from the offering, management may change the allocations within the aforementioned described categories at its sole discretion based on the amount of funds actually received. Such changes will be dependent on factors such as the cost of the equipment and the development costs of the software being substantially different than the estimated amounts in the table. Management will utilize all proceeds received from the offering in implementing our business plan. If less than all the shares are sold, it correspondingly will limit our ability to proceed in accordance with our business plan. We also would reduce the working capital allocation and try to reduce the other anticipated expenses. Significant reductions in our business plan or delays in taking action may impair our ability to implement our business plan causing us to curtail all or substantial parts of our potential business operations.

       Investors should understand that we have wide discretion over the use of proceeds within the context of the business plan. Therefore, our decisions may not be in line with the initial objectives of investors who will have little ability to influence these decisions other than through the process of changing the directors of Medstretch by stockholder action.

                                 DIVIDEND POLICY

       We have never paid any dividends. We can make no assurances that our proposed operations will result in sufficient revenues to enable profitable operations or to generate positive cash flow. For the foreseeable future, we anticipate that we will use any funds available to us to finance the growth of our operations and that we will not pay cash dividends to holders of common stock. The payment of dividends, if any, in the future is within the discretion of our board of directors and will depend on our earnings, capital requirements, restrictions imposed by lenders and on our financial condition, having funds legally available to pay dividends and other relevant factors.


                         DETERMINATION OF OFFERING PRICE


       The price of the shares and number of offered shares were arbitrarily determined in order for Medstretch to raise up to a total of $500,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value, or other established criteria of value. We also did not consult finance professionals to help establish the offering price. There is no assurance that the price paid for a share in the offering will be recoverable by a sale of the shares in the public market, or that a public market will value Medstretch as we have determined its value.



                                    DILUTION


       At December 31, 2001, we had a negative net tangible book value of $(24,000) or $(0.002) per share of common stock. Net tangible book value is equal to total tangible assets minus total liabilities. Our net tangible book value per share is calculated by dividing our net tangible book value by 12,000,000, the total number of shares of common stock outstanding.

       At December 31, 2001, after giving effect to the sale of 10,000,000 shares of common stock (excluding the shares sold by current stockholders) in this offering at an assumed initial public offering price of $.05 per share and the receipt by us of the net proceeds (net of $50,000 in expenses) from this offering, our pro forma net tangible book value would have been approximately $451,000, or approximately $.02 per share of common stock. The dilution is $.03 per share, or approximately 60%, less than the price that an investor in this offering would be paying for the stock. The dilution could be substantially more if we sell less than the full amount of the offering (10,000,000 shares). The following table illustrates the dilution based on various levels of the number of shares sold:


                                                       25% or          50% or          100% or
                                                     2,500,000       5,000,000       10,000,000
                                                       shares          shares          shares
                                                    -----------     -----------     -----------
Assumed public offering price per share                  $.05            $.05            $.05
Net  tangible  book value per share of
 common stock as of September 30, 2001
 (actual)                                             ($0.002)        ($0.002)        ($0.002)
Increase  per  share  attributable to
 sale of common stock in this offering                 $0.008          $0.014          $0.022
Pro forma net tangible  book value per
 share of common stock after this offering             $0.006          $0.012           $0.02
Dilution  per share of common  stock to
 investors in this offering                            $0.044          $0.038           $0.03
                                                       ------          ------           -----

       The public offering price is substantially higher than the pro forma net tangible book value per share. Investors will incur immediate and substantial dilution.

       The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per share of common stock paid by our existing stockholders and by new investors in this offering:


                                  Price Per     Number of      Total Percentage   Consideration    Percentage of
                                    Share      Shares Held       of Ownership         Paid         Consideration
                                  ---------    -----------     ----------------   -------------    -------------
Existing stockholders               $.003       12,000,000            54.5%         $ 64,000            11.4%
Investors in this offering          $ .05       10,000,000            45.5%         $500,000            88.6%
                                                ----------            -----         --------            -----
Total                                           22,000,000           100.0%         $564,000           100.0%

                                 CAPITALIZATION


       The following table sets forth our capitalization as of December 31, 2001, on an actual and a pro forma basis, as adjusted for the issuance in January 2002 of 1,000,000 shares at $0.025 per share. The total proceeds from this sale were $25,000 and are being utilized to fund our operations.



                                                                Pro forma As
                                                              Adjusted for the
                                        Actual December       New Issues Since
                                           31, 2001         December 31,2001 (1)
                                        ---------------     -------------------
 Stockholders' equity:
 Common stock, $.001 par value
 Authorized 100,000,000 shares
  11,000,000  shares issued and
  outstanding at December  31, 2001
  and 12,000,000  shares issued and
  outstanding before the offering            $11,000               $12,000
 Additional paid-in capital                   28,000                52,000
 Retained Earnings (deficit)                (63,049)              (63,049)
                                            --------              --------
 Total capitalization                      $(24,049)                  $951
                                           =========                  ====

(1) On December 14, 2001, the Board of Directors approved the issuance of 1,000,000 shares to Dungavel, Inc. for $25,000 in cash which will be used for current operating expenses. These shares were issued in January 2002.


         MANAGEMENT'S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS


       The financial information set forth in the following discussion should be read with the financial statements of Medstretch included elsewhere herein.


Financial Condition and Changes in Financial Condition

Overall Operating Results:


       We had no revenues since our inception (December 31, 1996) through December 31, 2001.

       Operating expenses since inception totaled $63,000 of which $21,200 were incurred primarily for legal and accounting services rendered in connection with our financial reporting obligations and the filing of the SB-2 registration statement with the Securities and Exchange Commission. Other operating expenses amounted to $16,800 and were incurred for consulting, supplies and filing fees. $5,000 of these expenses were incurred on December 31, 1996 for consulting services rendered by our first President and Chairman of the Board, Mr. Antonio Garcia. Mr. Garcia received 950,000 shares or 9.5% of our current common stock issued and outstanding for these services. For the year ended December 31, 2000, we incurred $9,000 for consulting services rendered by our former President and Chairman of the Board, Ms. Cindy Roach. Ms. Roach received 9,000,000 shares of our common stock (90% of the September 30, 2001 outstanding shares) for these services. In December 2001 we incurred a non-cash charge of $25,000 for the 1,000,000 shares of our common stock issued to Mr. Mitchell Geisler for consulting services rendered in connection with writing our current business plan.

       We have incurred a cumulative net loss since inception through December 31, 2001 of $63,000.

Liquidity and Capital Resources:


       We currently have no working capital with which we can fund our future operations. We have been reliant on a loan from ZDG Investments Limited, a shareholder, to fund operations to date. This loan was funded to the company on December 20, 2000. This promissory note totaled $24,500 at December 31, 2001 and bears 8% simple interest. The entire principal and interest are due December 31, 2002 The shareholder has agreed to be repaid when and if the company begins operations and has sufficient funds for repayment. This shareholder note payable will not be repaid out of the proceeds from the offering. In addition, management has committed to fund our basic operating needs over the next 24 months if the offering is not successful. The funding by management will only be utilized for office types of expenses, such as supplies, and for legal and accounting fees incurred for maintaining a public reporting company. None of managements' funding will be utilized in implementing our business plan. We can give no assurance that we will be able to continue our operations without adequate funding. As of December 31, 2001, we had no cash or our only asset was $2,500 in prepaid expenses. Our total liabilities were $26,500, which includes $2,000 in accounts payable and $24,500 in notes payable to a shareholder. Total stockholders' deficit at December 31, 2001 was $24,000.

       On December 14, 2001 we committed to sell 1,000,000 shares at $0.025 per share of our common stock for $25,000 to Dungavel, Inc., a non-affiliated company, which shares were issued in January 2002. These funds will be utilized in funding our short term operating needs and are anticipated to cover our operating costs until the receipt of offering proceeds. Management funding of these basic operating needs will commence when and if these funds are depleted. Dungavel is not affiliated with Medstretch and purchased the shares as an investor.

       If this offering is not successful and management ceases to fund our operating needs we will have to cease our business operations and investor value will be lost.



Plan of Operations


       We intend to seek capital to fund our business plan through the sale of the common stock being offered by us. We estimate that we will need approximately $500,000 to fund our operations and fully implement our current business plan during the first year, however, if we raise less than the full amount of the offering we believe we will still be able to pursue our business objectives by adjusting our business plan to lower levels. This would include reducing our expenditures in such areas as marketing, sales, consulting fees and outside Beta testing. We have no financing commitments other than managements' commitment to fund basic operating needs for the next 24 months at this time. These advances from management will not be repaid from any of the cash proceeds from this offering.

       We do not believe that we will need to raise any additional funds over the next 12 months if the offering is successful. Over the longer term, we believe that we will require additional financing in the future to fund our marketing, sales, programming and seminar expansions. We have not made any preparations for additional funding at this time and we cannot assure you that we will be successful in raising any of the capital needed to fund expansion.

       The implementation of our business plan over the next 12 months is entirely dependent on the amount of proceeds raised from the offering, as we have no other sources of funding at this time. We may be able to seek some other form of short term funding such as bank or shareholder loans to fulfill our other operating and implementation needs. Even with a viable product we can give no assurance that we will be able to find other funding opportunities.

       Our estimated time-line for implementing the milestones called for under our plan after a successful offering of all 10,000,000 shares are as follows starting with completion of the offering:

 Activity                             Implementation Time After Offering
 --------                             ----------------------------------
Computer equipment purchases          Immediately
Programming time for the initial
 software version                     Months 1 through 6
Beta testing of the software          Months 7 through 8
Programming time for the final
 software version after beta
 testing changes                      Month 9
Develop marketing and sales
 staff                                Months 10 through 11
Commence sales program of the
 software                             Month 12

       To date, we have not implemented any of our business plans because of the lack of funds. Nonetheless, Dr. Partridge has been continuing to develop ideas for our proposed software and for service ideas and potential clients, from her continuing practice as a Doctor of Chiropractic where she sees patients with a variety of workplace stress complaints and conditions such as carpal tunnel syndrome.

       If our revenues exceed total operating costs, these funds will be used in our business expansion. We cannot give any assurance that our software or seminars will generate sufficient revenues to cover our expenses or provide a profit on operations. The owning and operating of a development stage company with an unproven product concept is considered a risky enterprise and investment returns are often significantly less than in other investments.



New Accounting Pronouncements

       We have adopted FASB Statement 128. It is not expected that we will be impacted by other recently issued standards. FASB Statement 128 presents new standards for computing and presenting earnings per share (EPS). The statement is effective for financial statements for both interim and annual periods ending after December 15, 1997.

       FASB Statement 131 presents news standards for disclosures about segment reporting. We do not believe that this accounting standard applies to us as all of our operations are integrated for financial reporting and decision-making purposes.


Inflation

       Our results of operations have not been affected by inflation and we do not expect inflation to have a significant effect on our operations in the future.


                                    BUSINESS

General


       Medstretch Inc. is a company in the development stage. Medstretch (formerly Dynamic Reality, Inc.) was incorporated in the State of Nevada on December 31, 1996. From incorporation until late 2000, Medstretch had no business operations of any kind.

       From December 2000 to November 2001 our business plan was to create an Internet based, retail marketing and consumer information portal to provide consumers with a wide range of electronic consumer products. We were not able to adequately fund those operations and in November 2001 ceased this initiative.

       In November 2001, we were approached by Kimberly Partridge, Doctor of Chiropractic, regarding a concept she conceived that relates to the practice of wellness and preventative health care solutions designed around relieving musculoskeletal disorders affecting individuals who spend substantial amounts of time at computer workstations. One of the more common musculoskeletal disorders is carpal tunnel syndrome, which is considered one of the higher causes for absenteeism from the workplace.

       As Dr. Partridge's chiropractic wellness practice has developed, she began to realize that the office place is resulting in more and more complaints related to neck pain, headaches, back pain, sciatica, carpal tunnel syndrome, TMJ and other ailments. She believes that larger numbers of our working population are spending increasing amounts of time at a desk, at the office and home, much of which involves the use of computers and other office machinery. She also feels that something is needed to forestall or compliment the chiropractic adjustment to maintain worker health. She believes early diagnosis and a regularly followed program of stretching and frequent short or mini-breaks during the day will aid the prevention and treatment of many of the pain complaints from the physical and emotional stresses placed on the human body in the modern work environment.

       Her experience includes advising government and industry management and their employees on the steps they may take to improve the wellness of the worker engaged in repetitive tasks and engaged in long periods before computers and other office machinery. She believes that as worker wellness improves, absenteeism, injury and employment satisfaction also improve and that substantial savings could be achieved from fewer absences and lower medical costs for companies.

       Dr. Partridge's primary patient demographic is the office worker because of her practice location being the business area of metropolitan Toronto, Ontario. She offers various programs to suit the goals of government and corporate clients. These programs include:

  -  Lectures to management on the advantages of wellness training for workers
  -  Development of stretch and exercise programs for use in the work place
  -  Development of rest period and mini-break programs during the workday
  -  Create early disorder identification programs for management and workers
  - Seminars for management and workers educating them to the need for wellness awareness and activities
  -  Demonstrations of stretch and exercise programs

       Dr.  Partridge  is  currently  a  member  of  the  Ontario   Chiropractic
Association, Canadian Chiropractic Association, North York Chiropractic Society and the North York Chamber of Commerce

       Dr. Partridge's representative clients include Canadian federal government agencies and private industry groups such as investment banks, insurance providers and general industry offices in the Toronto metropolitan area.

       During the last several years there have been a number of articles and studies that support the premise that the workplace is the cause of a whole class of injuries such as carpal tunnel syndrome; tendonitis of the arm, wrist or hand; neck tension syndrome; back problems and eye strain and there are studies such as a field study of supplementary rest breaks conducted by the National Institute for Occupational Safety and Health, Taft Laboratories, a Norwegian study of musculoskeletal problems and physical activity conducted by Moe K. Thom E., and a Computer Related Repetitive Strain Injury study by Paul Marxhausen. These studies advocate revised work schedules, mini breaks and exercise programs during the workday. In addition, there have been government and industry studies indicating the cost to the economy of increased absenteeism as discussed in a United States Department of Labor study of "Lost-work-time Injuries and Illnesses: Characteristics and Resulting Time Away From Work, 1999" and a Royal & Sun Alliance insurance report indicating the potential cost to industry for ergonometric and musculoskeletal discomforts.

       While these studies indicate a need for preventives for workplace injury, which we believe our wellness related software would be of benefit, there is no conclusive evidence that our software concept will have the desired results of reducing work related employee absenteeism.

       Dr. Partridge's concept is to reduce employee absenteeism for corporations through the use of animated software installed on user workstations whereby the user is requested to participate in two pre-scheduled health breaks each day. The software once developed will lead the user/participant through a series of easy exercises that are intended to relieve musculoskeletal stress and strain and improve circulation. We believe that corporations which utilize our software will achieve the benefits of reduced absences from work for these types of preventable disorders and improve productivity, however, we can give no assurances that reduced absenteeism will occur from the use of our software. In addition, should an employee/user sustain an injury or some other form of illness from the use of our exercise routines we may be held liable. We do not currently have any insurance coverage should such an event occur.

       We currently do not have capital to implement the business plan and must obtain funding. If we do not receive funding, we will have to discontinue our business plan. To fund our operations, we intend to seek either debt or equity capital or both. Until such time as Medstretch has adequate funding, we believe that our officers and directors will advance the operating expenses of the company.


       We have no commitments for funding from unrelated parties or any other agreements that will provide working capital. We cannot give any assurance that we will locate any funding or enter into any agreements that will provide the required operating capital.

Products and Services


       We have not yet begun the development of any of our intended wellness related software products or services.

       The  focus  of  our  products  and  professional   services  will  be  on
preventative health care and personal wellness. Our first product, once developed, will be an interactive, animated computerized "health break". The program is intended to be designed to promote personal wellness and preventative health care to individuals who employ extended periods of time at computer workstations.

       The design of our first product will include two, daily, pre-scheduled, five-minute "appointments" or "health breaks". The program's design will focuse on a series of easy to perform exercises offering benefits that help avoid injuries, increase blood flow, and generally energize the participant. The program's animated characters are intended to motivate and guide the participant through practical and effective health breaks. The series of animated exercises will be designed by Dr. Partridge.

We anticipate the client costs of the product are anticipated to be as follows:


>> Initial right to the licensed software, installation and set-up for a minimum of 10 computer terminals = $4,000

>> Each additional terminal, up to 100, requiring the licensed software will be billed on a $50 per terminal basis. Discounts will be offered to additional terminals in excess of 100.

>> Annual licensing fees, including annual updates, will be billed at $25 per terminal.


       The foregoing costs of our products are only estimates made by management and were based on our anticipated costs to produce a viable software product. These cost estimates could materially change once the final cost of development is ascertained. Costs that we charge our clients will also be determined by our competition and other factors.

       We plan to design and develop additional software-related products if we have adequate funding. Future products may be designed to include program versions that employees can customize, products for the retail market, and program spin-offs to meet the needs of specific market segments.


       Our main service goal is to ensure customer satisfaction that includes customer referrals and building long-term business relationships. To ensure customer satisfaction, we believe it is imperative that the client has a dedicated representative from their company to explain the programs to the employees and ensure the programs continue to operate correctly.


       The services will include professional seminars and workshops, custom-tailored for each client that will complement our software products. Our services will, initially, be offered to clients when purchasing our software products. Our anticipated fees for two 30-minute seminars/workshops, followed by a 30-minute discussion/questions and answer period, designed and presented by health care professionals will be $1,000. The seminars/workshops will address issues relevant to health care and the computer terminal working environment, such as staying in shape and exercising, eating healthy, lifestyle management, and workplace ergonomics. We intend to begin offering these services approximately 6 months after sales of software products are initiated.


       We can give no assurances that our software products or services will attain our desired goal of relieving employee injuries and decreasing lost time from work.


Marketing


       Our target market includes mid- to large-size corporations and government agencies. We believe our products and services can deliver significant value and benefit to employees and employers alike, and that the larger the employer, the greater the employer's financial interest in promoting preventative health care and personal wellness to their employee population. In addition, we believe great potential exists to build valuable partnering relationships with major group insurance companies.


       Initially, introduction to our target market will be leveraged through beta testing of our products. We intend to approach a select number of companies in our target market, offering our product on a demonstration basis, in return for feedback from the company and its employees. We believe that, offering employers in our target market an opportunity to "test drive" our product and observe the value and benefits first-hand will support our marketing efforts.


       Our target market will include two distinct audiences: the purchaser/employer, and user/employee. We believe it is important to understand our audience in order to successfully meet their needs and expectations. Employers must identify with the value that promotion of preventative health care and personal wellness products and services can deliver to employees, and subsequently, to the company's bottom-line; and employees must be offered easy-to-understand information and non-intrusive, motivational tools that are useful and effective.

       Our initial marketing and sales efforts will center on making calls, by telephone and in person to our targeted corporations.

       Although many of our marketing plans have been successfully used in the past by different service providers, there is no assurance that we will be able to use them successfully to create the client base we seek. Moreover, because the consumer is increasingly sophisticated and exposed to a multitude of marketing programs, we will have to constantly appraise our strategies and seek out ways to change and improve them so as to remain competitive.


Competition

       While we believe there are several similar software programs on the market today that resemble the ideas behind ours, we believe our objectives and target markets are different. The programs currently available that we are aware of tend to be designed for the individual retail market. A variety of software programs that can be downloaded through the Internet, for a nominal fee, are also available - however, we have not found any of these programs to be effective or valuable - the programs pause the computer screen, and remind the participant to take a short break, or check posture and computer set up, and/or provide a log as to how much an individual has typed (or "moused") during a given day or timeframe.


       Our ability to compete will be dependant on the level of quality and service we provide for our clients. There can be no assurance that we will be able to accomplish our goals or compete on a profitable basis within our target market.



Legal Proceedings

       We are not a party to any material legal proceedings, and no material legal proceedings have been threatened by or, to the best of our knowledge, against us.


Description of Property


       The offices of Medstretch are located at 4920A Yonge Street, Toronto, Ontario, Canada M2N 5N5. The telephone number is 416-540-3234.


       We are entitled to use office space otherwise provided to our executive officer pursuant to an oral agreement. In addition, we are provided office services as may be required. We currently do not pay any amount for the office space or services. Any costs of this office are considered immaterial to the financial statements and accordingly are not reflected therein. We believe that this facility is adequate to meet our corporate needs in the foreseeable future.


Employees

       Our only employee is Dr. Kimberly Partridge, our president, secretary and sole director who is working part-time on a non-salaried basis while we are in the development stage. Once adequate funding is secured, we anticipate that initial staffing requirements will include 2 computer programmers, 1 marketing representative and 1 sales representative. If we are successful in implementing our business plan we anticipate the need for seminar leaders, accounting and general administrative personnel.


                                   MANAGEMENT


Executive Officers and Directors


       Dr. Kimberly Partridge, age 33 and a Doctor of Chiropractic, is the president, treasurer, secretary and sole director of Medstretch Dr. Partridge graduated from the University of Toronto in 1992 with a Bachelor of Honors in Science. In 1996, Dr. Partridge graduated from the Canadian Memorial Chiropractic College with a Doctor of Chiropractic Degree, and began her professional Chiropractic career with a two-year tenure at Ceder Brae Heights Chiropractic Clinic. In 1998, Dr. Partridge opened her own private practice, known as the Yonge Sheppard Chiropractic Wellness Center.

       Dr. Partridge's commitment is to chiropractic health and personal wellness. Her clinic also offers the services of registered massage therapists and a Doctor of Naturopathic Health.

Executive Compensation

       We have not paid any cash compensation or other benefits to our executive officers since our inception. Cash compensation amounts will be determined in the future based on the services to be rendered and time devoted to our business and the availability of funds. Other elements of compensation, if any, will be determined at that time or at other times in the future.


       Ms. Cindy Roach, our president, secretary and sole director until December 14, 2001, did not receive any cash compensation for her services. On January 17, 2001 Ms. Roach was issued 9,000,000 shares of common stock in payment of her services as a consultant in preparation of the company business plan and a charge of $9,000 was expensed. To enhance Ms. Roach's prior investment in the company, she transferred to Dr. Kimberly Partridge at the time of Dr. Partridge becoming the president, treasurer, secretary and a director of the company, 8,000,000 shares of the 9,000,000 shares of common stock that she owned personally. Ms. Roach could not foresee the company being successful with the prior business plan of an Internet retailer of computer and related products and believes that the adoption of the Medstretch concept would increase the likelihood of creating value for her remaining 1,000,000 shares. Ms. Roach received no consideration for the transfer of her shares.

       Until we have sufficient capital or revenues, Dr. Partridge will not be provided cash remuneration. At such time as we are able to provide a regular salary, it is our intention that Dr. Partridge will become employed pursuant to an executive employment agreement, at an annual salary to be determined based on her then level of time devoted to Medstretch and the scope of her responsibilities. Until we enter into an employment agreement, we may use shares of common stock to compensate Dr. Partridge. In addition, we may use common stock to compensate others for services to Medstretch.



Director Compensation

       Persons who are directors and employees will not be additionally compensated for their services as a director. There is no plan in place for compensation of persons who are directors who are not employees, but it is expected that in the future we will create a remuneration and reimbursement plan.


Other Compensation Arrangements


       On December 14, 2001, the Board of Directors and a majority stockholder by written consent adopted an equity-based compensation plan known as the "2001 Equity Performance Plan". The plan provides for up to 3,000,000 shares of common stock to be available for issuance to directors, officers, consultants and others as permitted under the plan. Shares issued under the plan will be deemed to be duly authorized, fully paid and non-assessable shares of common stock. To date, no awards have been granted under the plan.




                             PRINCIPAL STOCKHOLDERS

       The following table sets forth, as of December 28, 2001, the name and shareholdings of each person who owns of record, or was known by us to own beneficially,* 5% or more of the shares of the common stock currently issued and outstanding; the name and shareholdings, including options to acquire the common stock, of each director; and the shareholdings of all executive officers and directors as a group.


                                            NUMBER OF        PERCENTAGE
                                             SHARES              OF
  NAME OF PERSON OR GROUP                    OWNED *          OWNERSHIP
 --------------------------                 ---------        ----------
Dr. Kimberly Partridge (1) **               8,000,000          66.67%
Cindy Roach (2)                             1,000,000           8.33%
Mitchell Geisler (3)                        1,000,000           8.33%
Dungavel, Inc. (4)                          1,000,000           8.33%

All executive officers and
Directors as a group (one person)           8,000,000          66.67%

 --------------

* Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock issuable upon the exercise of options or warrants currently exercisable or convertible within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options or warrants but are not deemed outstanding for computing the percentage ownership of any other person.

** Dr. Kimberly Partridge is the company's president, secretary and sole director.


       (1) Dr. Kimberly Partridge's business address is 4920A Yonge Street, Toronto, Ontario M2N 5N5 Canada. Dr. Partridge's spouse is Mr. Mitchell Geisler. She disclaims beneficial ownership of the 1,000,000 shares owned by Mr. Geisler.
       (2) Cindy Roach's business address is 60 Waverly Road, Toronto, Ontario M4L 3T1 Canada.
       (3) Mitchell Geisler's business address is 141 Adelaide Street West, Suite 1004, Toronto, Ontario, M5H 3L5. Mr. Geisler's spouse is Dr. Partridge. He disclaims beneficial ownership of the 8,000,000 shares owned by Dr. Partridge.
       (4) Dungavel, Inc.'s business address is British Colonial Centre of Commerce, 1 Bay St. Third Floor, P. O. Box N-7115, Nassau, Bahamas. The control person of Dungavel is Boris Stein.



       There are currently no outstanding options or warrants to purchase shares of our stock.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       In January 2001, the company issued 9,000,000 shares of its common stock to the company's former president and director, Ms. Cindy Roach, for drafting our prior Internet retail business plan. Ms. Roach transferred to Dr. Kimberly Partridge 8,000,000 shares of the 9,000,000 shares of common stock that she owned.

       In January 2002, Mr. Mitchell Geisler, the spouse of current president, Dr. Kimberly Partridge received 1,000,000 shares of our common stock for consulting services rendered in connection with the preparation of the company's current business plan. These services were valued at $25,000 or $0.025 per share and a non-cash charge was included in the financial statements presented elsewhere herein.

       During the fiscal year ended December 31, 2001, ZDG Investments Limited, a current shareholder, loaned Medstretch $24,100 to fund our operating expenses. This unsecured promissory note bears interest at 8%. The promissory note and interest are payable at December 31, 2002.



                          DESCRIPTION OF CAPITAL STOCK

       Our authorized capital stock consists of 100,000,000 shares of capital stock, all of which is designated common stock, $.001 par value. As of December 19, 2001, there were 12,000,000 shares of common stock issued and outstanding.


Common Stock Description

       The holders of common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. In addition, the holders are entitled to receive dividends ratably, if any, as may be declared from time to time by the board of directors out of legally available funds. In the event of our dissolution, liquidation or winding-up, the holders of common stock are entitled to share ratably in all the assets remaining after payment of all our liabilities and subject to the prior distribution to any senior securities that may be outstanding at that time. The holders of common stock do not have cumulative voting rights or preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares. The holders of more than 50% of such outstanding shares, voting at an election of directors can elect all the directors on the board of directors. All outstanding shares of common stock are, when issued, the shares of common stock offered hereby, are full paid and non-assessable.


       Prior to this offering, there has been no public market for our common stock. The common stock is not approved for listing on any trading medium or exchange. After the offering, we plan to take such action as may permit a broker-dealer to apply for quotation of the common stock on the Over-the-Counter Bulletin Board. The OTCBB is a broker driven market. We independently are not able to make an application for listing Medstretch on that market. Therefore, we are dependant on an application being made and market quotes being supplied by a broker-dealer. If no broker-dealer takes action in respect of the common stock, there will be no trading on that market. Prior to any listing on the OTCBB, it is possible there may be trading of the common stock on the "pink sheets".

       Even if there is a quote for the common stock, there can be no assurance that an active market will develop. If an active trading market is not developed or maintained, the liquidity and trading price of our common stock could be adversely affected. The per-share price in this offering was determined by the management of Medstretch. It may bear no relationship to the price at which the shares will trade upon completion of this offering. It also is not indicative of the future market performance of the common stock.


       It is anticipated that trading our capital stock will be subject to the "penny stock" rules as defined in Rule 3a51-1 of the Securities and Exchange Act of 1934. The penny stock disclosure requirements may have the effect of reducing the level of trading activity of our common stock in the secondary market.

       Pursuant to the Penny Stock Reform Act of 1990, prior to effecting any transaction in any penny stock, a broker or dealer is required to give the customer a risk disclosure statement the content of which is to include the following:

       a.     A description of the nature and level of risk for the market.

       b. A description of the nature and level of the risk in the market for penny stocks.

       c.     A  brief,  clear,   narrative  description  of  a  dealer  market,
              including bid and ask prices for penny stocks and the significance of a spread between bid and ask prices.

       d. A toll free telephone number for inquiries on disciplinary actions relating to security violators.

       e. A definition of significant terms used in the Risk Disclosure Document or in the Conduct of Trading in Penny Stock.

       f. Such other information as the SEC shall require by rule or regulation.

       The Penny Stock Reform Act also directed the SEC to adopt rules requiring broker/dealers, prior to effecting any transaction in a penny stock, to disclose in connection with the transaction the following:

       a.     The bid and ask prices for the penny stock.

       b. The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stocks.

       c. The amount and a description of any compensation the broker/dealer and associated persons will receive in connection with the transaction.

       d. Such other information as the SEC by rule determines to be useful and reliable information relating to the price of such stock.

       The disclosure scheme under the Penny Stock Reform Act has three related layers designed to inform investors of the extraordinary risk associated with investments in the penny stock market. The first layer requires a broker-dealer prior to the initial transaction in a penny stock with the customer to furnish the customer with a Risk Disclosure Document including, among other things, a description of the penny stock market and how it functions, its inadequacies and shortcomings, and the risk associated with investments in the penny stock market. The second layer consists of transaction related documents that the broker-dealer must make available prior to effecting a transaction in penny stocks, including quotation information, the dealer's and salesperson's compensation in connection with the transaction. Finally, the customer must be furnished with a monthly statement including prescribed information relating to market and price information concerning the penny stocks held in the customer's account.

       The Risk Disclosure Document is a generic disclosure document that must be given to the customer by a broker-dealer before the initial transaction with the customer of a penny stock whether the transaction is in connection with the distribution of a security or a trading transaction. The broker-dealer must receive, and preserve as part of his records a written acknowledgment of receipt of the document from the customer prior to effecting a transaction in a penny stock.


Stock Transfer Agent

       The stock transfer agent for the common stock is Executive Registrar, 3118 West Thomas Road, Suite 707, Phoenix, Arizona 85017.


Holders


       As of February 27, 2002, there were 33 holders of record of the common stock.

                          SHARES HELD FOR FUTURE RESALE

       After the completion of the full offering, we will have 22,000,000 shares of common stock outstanding. All 10,000,000 shares sold in the offering will be freely tradeable without restriction under the Securities Act of 1933. Of the 12,000,000 shares outstanding prior to the offering, 4,000,000 shares are being registered under this Prospectus and may be sold from time to time in the public market subject to the Securities Act requirements by the selling stockholders and 8,000,000 shares will be eligible for public sale without registration in December 2002 pursuant to Rule 144.



       Under Rule 144, a person (or persons whose shares are aggregated) who has beneficially owned restricted securities for at least one year, including the holding period of any prior owner except an affiliate, would be generally entitled to sell within any three month period a number of shares that does not exceed the greater of (i) 1% of the number of then outstanding shares of the common stock or (ii) the average weekly trading volume of the common stock in the public market during the four calendar weeks preceding the sale. Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and the availability of current public information about Medstretch. Any person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of Medstretch at any time during the three months preceding a sale, and who has beneficially owned shares for at least two years (including any period of ownership of preceding nonaffiliated holders), would be entitled to sell shares under Rule 144(k) without regard to the volume limitations, manner-of-sale provisions, public information requirements or notice requirements.



                              SELLING STOCKHOLDERS


       The following tables list certain information, as of February 27, 2002, regarding the beneficial ownership of our outstanding common stock by each of our selling stockholders, which are being registered pursuant to this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.

       The 4,000,000 shares of common stock that we are registering pursuant to this prospectus that are owned by current stockholders (excluding the 10,000,000 of new shares being offered by Medstretch are listed under the column "Number of Shares Being Offered". To the best of our knowledge, none of the selling stockholders are broker-dealers or affiliates of broker-dealers.


       The  information  provided in the  following  table with  respect to each
selling  stockholder  is  based  on  information   obtained  from  that  selling
stockholder.

                                                                     Percent of          Percent of
                                                  Number of           Ownership           Ownership
                                                     Shares          Before the           After the
         Name and Address                     Being Offered            Offering            Offering
         ----------------                     -------------         ------------        ------------
   Glen Akselrod                                  475,000                3.96%                  0%
   5785 Yonge St., Ste 701
   Toronto, Ontario M2M 4J2

   Boav  Ben-Mosahe                                 2,000                 .02%                  0%
   255 Anenida Granada #115
   Palm Springs, CA 92362

   Michael Keith Booth                              2,000                 .02%                  0%
   1912 S. Pacific Street
   Oceanside, CA  92054

   Emilio Cabellero                                 2,000                 .02%                  0%
   221107 Fair Oaks Ave., Ste. 32
   S. Pasadena, CA 91030

   Cindy Carrie                                     2,000                 .02%                  0%
   P. O. Box 822
   Solana Beach, CA 92075

   Kenneth Charity, Jr.                             2,000                 .02%                  0%
   20322 Lighthouse Lane
   Huntington Beach, CA 92646

   Dungavel, Inc.                               1,000,000                8.33%                  0%
   British Colonial Centre of Commerce
   1 Bay St. Third Floor
   P. O. Box N-7115
   Nassau, Bahamas

   Jennifer Ferrante                                2,000                 .02%                  0%
   9535 Vilven
   Houston, TX 77057

   Gus Galante                                      2,000                 .02%                  0%
   3266 Lochlomond Road #201
   Carlsbad, CA 92008

                                       21

   Allison Garcia                                   2,000                 .02%                  0%
   5875 Los Santos Way
   Buena Park, CA 90620


   Mitchell Geisler (1)                         1,000,000                8.33%                  0%
   1809-110 Erskine Ave.
   Toronto, Ontario M4P 1Y4


   David H. Hack                                    2,000                 .02%                  0%
   232 West Smoot Drive
   Tucson, AZ 85705

   Stephanie Hill                                   2,000                 .02%                  0%
   1555 West Renee Drive
   Anaheim, CA 91802

   Tawny Hill                                       2,000                 .02%                  0%
   5855 Naples Plaza #204
   Long Beach, CA 90803

   Keith Johnson                                    2,000                 .02%                  0%
   2101 S. Hearthstone Ave.
   Tucson, AZ 85710

   Al Landau                                      100,000                0.83%                  0%
   201 Kingslake Rd.
   Toronto, Ontario M2J 3G5 Canada

   Tony Martinez                                    2,000                 .02%                  0%
   2800 Saturn St., Ste. #200
   Brea, CA 92821

   Gloria Miller                                   75,000                0.63%                  0%
   9 Spindlewood Drive
   Toronto, Ontario M2J 2M9 Canada

   Annette Obrien                                   2,000                 .02%                  0%
   16761 Viewpoint Lane #187
   Huntington Beach, CA 92647

   Phil Perez                                       2,000                 .02%                  0%
   7093 El Viento Way
   Buena Park, CA 90620

   Richard Perez                                    2,000                 .02%                  0%
   12449 Gradwell Street
   Lakewood, CA 90715

   Joel Rattray                                     2,000                 .02%                  0%
   5181 Del Sol Circle
   La Palma, CA 90623

   Bryan E. Rhodes                                  2,000                 .02%                  0%
   2011 S. Cloverland
   Tucson, AZ 85711


   Cindy Roach (2)                              1,000,000                8.33%                  0%
   60 Waverly Road
   Toronto, Ontario M4L 3T1 Canada


   Lynde Russell                                    2,000                 .02%                  0%
   114 North Calle Marcus
   Palm Springs, CA 92262

   Eric Sherman                                     2,000                 .02%                  0%
   1623 3rd Avenue 4K
   New York, NY 10128

   Kirsten Shermerhorn                              2,000                 .02%                  0%
   2653 Alicante Road
   La Miranda, CA 90520

   Dave Shutts                                      2,000                 .02%                  0%
   21686 Calle Alcazar Street
   Yorba Linda, CA 92887

   Victoria Smith                                   2,000                 .02%                  0%
   14 Sand Dollar Court
   Newport Beach, CA 92663

   Tanya Wattenberg                                 2,000                 .02%                  0%
   9160 East Deer Trail
   Tucson, AZ 85710

   Jennifer Worden                                  2,000                 .02%                  0%
   9055 E. Catalina Hwy.  Ste. 5206
   Tucson, AZ 85749


   ZDG Investments Limited (3)                    300,000                2.50%                  0%
   141 Adelaide Street West, Unit 1004
   Toronto, Ontario M5H 3L5
                                              -------------         ------------        ------------
   Total                                        4,000,000               33.33%                  0%

(1) Mr. Mitchell Geisler is the spouse of Dr. Kimberly Partridge, the company's president, treasurer, secretary and sole director. Mr. Geisler received 1,000,000 shares for consulting services provided to Medstretch.

(2) Ms. Cindy Roach is the former president and director of Medstretch.

(3) ZDG Investments Limited has loaned Medstretch $24,100 to fund operations during the year ended December 31, 2001. The control person of ZDG Investments is:
    Rob Landau

                              PLAN OF DISTRIBUTION


Shares Offered by the Company


       The 10,000,000 shares being offered by Medstretch will be sold by the efforts of Dr. Kimberly Partridge, president, treasurer, secretary and a director of the company. She will not receive any commission from the sale of any shares. She will also not register as a broker-dealer pursuant to Section 15 of the Securities and Exchange Act of 1934 in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. These conditions included the following:


       1. None of the selling persons are subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act, at the time of participation,

       2. None of such persons are compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities,

       3. None of the selling persons are, at the time of participation, an associated person of a broker-dealer, and

       4. All of the selling persons meet the conditions of paragraph (a) (4) (ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform or are intending primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities, and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve months, and (C) do not participate in selling and offering of securities for any issuer more than once every twelve months other than in reliance on this rule.


       Since the offering is self-underwritten, we intend to advertise and hold investment meetings in various states where the offering will be registered and will distribute this prospectus to potential investors at the meetings and to persons with whom management is acquainted who are interested in Medstretch and a possible investment in the offering.


       We are offering the shares subject to prior sale and subject to approval of certain matters by our legal counsel.

       This offering will commence on the date of this prospectus and continue for a period of nine months, unless we sell all the shares prior to that final date. We may terminate this offering at any time, for any reason; thus not selling any or all of the shares offered. There is no minimum number of shares that we are required to sell.


Procedure of Subscription


       If you decide to subscribe for shares in this offering, you will be required to execute a subscription agreement and tender it, together with a check or wired funds to us, for acceptance or rejection. You may subscribe for any number of shares in this offering. All checks should be made payable to Medstretch Inc. A copy of this agreement will accompany a prospectus or may be obtained from us by persons who have received a prospectus and requested the agreement.


       We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.


       Subscriptions for securities will be accepted or rejected promptly. Once accepted, the funds will be deposited in an account maintained by us and considered assets of Medstretch once cleared by our bank. Subscription funds will not be deposited in an escrow account. Certificates for the shares purchased will be issued and distributed by our transfer agent, within ten business days after a subscription is accepted and "good funds" are received in our account. Certificates will be sent to the address supplied in the investor subscription agreement by regular mail.



Shares Offered by Selling Stockholders


       We have agreed to register for public resale, shares of our common stock which have been issued to the selling stockholders. The selling stockholders will receive all of the net proceeds from their sales. The selling stockholders may, from time to time, sell all or a portion of the shares of our common stock, which they own at $0.05 per share. The selling stockholders may also sell their shares of our common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus.

       The selling stockholders may sell their shares of our common stock directly to purchasers or may use brokers, dealers, underwriters or agents to sell such shares. Brokers or dealers may receive commissions, discounts or concessions from a selling stockholder or, if any such broker-dealer acts as agent for the purchaser of such shares, from a purchaser in amounts to be negotiated. Such compensation may, but is not expected to, exceed that which is customary for the types of transactions involved. From time to time a selling stockholder may pledge its shares. Upon default by a selling stockholder, the financial institution may offer and sell such pledged shares at $0.05 per share.


       The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in sales of their shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of such shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

       We are required to pay all fees and expenses incident to the registration of the shares of our common stock offered hereby other than broker-dealer discounts and commissions. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE


       On December 11, 2001 we filed a Form 8K with the Securities and Exchange Commission reporting that we changed our Independent Accountants as of December 6, 2001. The following information was filed in that current report:


       (a)    Previous independent accountants


              (i) On December 6, 2001, Simon Krowitz Bolin & Associates, P.A., the independent accountants of Medstretch Inc. (formerly Dynamic Reality, Inc.) ("Registrant"), resigned.

              (ii) The report of Simon Krowitz Bolin & Associates, P.A. on the 2000 financial statements contained no adverse opinion, disclaimer of opinion or modification of the opinion.


              (iii) The Registrant's Board of Directors participated in and approved the decision to change independent accountants on December 6, 2001.


              (iv) In connection with its audit for the most recent fiscal year and review of unaudited financial statements through December 6, 2001, there have been no disagreements with Simon Krowitz Bolin & Associates, P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Simon Krowitz Bolin & Associates, P.A. would have caused them to make reference thereto in their report on the financial statements.

              (v) During the most recent fiscal year and through December 6, 2001, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).


              (vi) The Registrant requested that Simon Krowitz Bolin & Associates, P.A. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

       (b)    New independent accountants

       The Registrant engaged Malone & Bailey, PLLC as its new independent accountants as of December 6, 2001. During the two most recent fiscal years and through December 6, 2001, the Registrant has not consulted with Malone & Bailey, PLLC regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant's consolidated financial statements, and no written report or oral advice was provided to the Registrant by concluding there was an important factor to be considered by the Registrant in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in
Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.


                                 LEGAL MATTERS


       The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for Medstretch by Graubard Miller.




                                     EXPERTS


       The financial statements of Medstretch for the year ended December 31, 2001 and inception to date appearing in this Prospectus and Registration Statement have been audited by Malone & Bailey, PLLC, independent auditors, as set forth in their report thereon appearing elsewhere herein.




                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

       We intend to furnish our stockholders with annual reports, which will include financial statements audited by our independent accountants, and all other periodic reports as we may determine to furnish or as may be required by law, including Sections 13(a) and 15(d) of the Exchange Act.


       As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement and in the exhibits and schedules thereto. For further information with respect to Medstretch and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this Prospectus concerning the provisions of documents filed with the Registration Statement as exhibits and schedules are necessarily summaries of such documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the Commission. The Registration Statement, including the exhibits and schedules thereto, may be obtained at the address noted below.


       We file annual and other periodic reports pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and such reports and other information filed by us may be inspected and copied at the public reference facilities of the Commission in Washington, D.C., and can be read or obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


                                TABLE OF CONTENTS

                                                                 PAGE
                                                                 ----

Report of Malone & Bailey, PLLC independent
accountants                                                       F-2

Balance Sheet for the year ended December 31, 2001                F-3

Statement of Operations for the years ended
December 31, 2001 and December 31, 2000 and
inception to December 31, 2001                                    F-4

Statement of Stockholders' Equity (Deficit)
for period from December 31, 1996 (Inception)
through December 31, 2001                                         F-5

Statement of Cash Flows for the years ended
December 31, 2001 and December 31, 2000 and
inception to December 31, 2001                                    F-6

Notes to Financial Statements                                     F-7

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Medstretch, Inc. (formerly Dynamic Reality, Inc.)
Toronto, Ontario, Canada

We have audited the accompanying balance sheet of Medstretch, Inc. (formerly Dynamic Reality, Inc.) as of December 31, 2001, and the related statements of operations, stockholders' equity, and cash flows for the two years then ended and for the period from December 31, 1996 (Inception) through December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Medstretch, Inc. (formerly Dynamic Reality, Inc.) as of December 31, 2001, and the results of its operations and its cash flows for the two years then ended and for the period from December 31, 1996 (Inception) through December 31, 2001, in conformity with accounting principles generally accepted in the United States.


Malone & Bailey, PLLC
Houston, Texas
www.malone-bailey.com


January 18, 2002
                                       F-2

                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                                  BALANCE SHEET
                                   December 31


                                                                       2001
                                                                    ---------
                                     ASSETS

Current assets
  Prepaid expenses                                                    $ 2,500
                                                                    ---------
                                                                      $ 2,500
                                                                    =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                    $ 2,055
  Note payable - shareholder                                           24,494
                                                                    ---------
    Total current liabilities                                          26,549
                                                                    ---------

STOCKHOLDERS' EQUITY:
  Common stock, $.001 par value, 100,000,000 shares
  authorized, 11,000,000 shares issued and outstanding                 11,000
Additional paid in capital                                             28,000
Deficit accumulated during the development stage                      (63,049)
                                                                    ---------
  Total Stockholders' Equity                                          (24,049)
                                                                    ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $ 2,500
                                                                    =========



                 See accompanying summary of accounting policies
                       and notes to financial statements.


                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                         For the Years Ended December 31

                                                                                  Inception
                                                                                   through
                                                                                 December 31,
                                                 2001              2000              2001
                                             ------------      ------------      ------------
Revenues                                        $      -           $     -          $     -
Cost of revenues                                       -                 -                -
                                             ------------      ------------      ------------
Gross margin                                           -                 -                -
General and administrative                        48,749             9,000            63,049
                                             ------------      ------------      ------------
Net loss                                        $ 48,749           $ 9,000          $ 63,049
                                             ============      ============      ============

Net loss per share:
  Basic and diluted                             $   0.00           $  0.00
                                             ============      ============

Weighted average shares outstanding:
  Basic and diluted                           10,046,575        10,000,000
                                             ============      ============




                 See accompanying summary of accounting policies
                       and notes to financial statements.



                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
   For the Period from December 31, 1996 (Inception) through December 31, 2001



                                                                                               Deficit
                                                                                             accumulated
                                                 Common stock              Additional         during the
                                        ---------------------------           paid           development
                                           Shares          Amount          in capital           stage
                                        -----------     -----------       ------------      -------------
Issuance of common stock for
 services                                 1,000,000       $  5,000         $       -         $        -

Net loss                                          -              -                 -             (5,000)
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 1997                       1,000,000          5,000                 -             (5,000)

Net loss                                          -              -                 -                  -
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 1998                       1,000,000          5,000                 -             (5,000)

Change in par value                               -         (4,000)            4,000                  -

Net loss                                          -              -                 -               (300)
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 1999                       1,000,000          1,000             4,000             (5,300)

Issuance of common stock for
 services                                 9,000,000          9,000                 -                  -

Net loss                                          -              -                 -             (9,000)
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 2000                      10,000,000         10,000             4,000            (14,300)

Issuance of common stock for
services                                  1,000,000          1,000            24,000                  -

Net loss                                          -              -                 -            (48,749)
                                        -----------     -----------       ------------      -------------

Balance,
  December 31, 2001                      11,000,000       $ 11,000         $  28,000         $  (63,049)
                                        ===========     ===========       ============      =============



                 See accompanying summary of accounting policies
                       and notes to financial statements.



                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                         For the Years Ended December 31

                                                                                      Inception
                                                   Years ended December 31,            through
                                                     2001            2000               2001
                                                  ---------        ---------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                          $ (48,749)       $  (9,000)        $  (63,049)
Adjustments to reconcile net deficit to
cash used by operating activities:
Common stock issued for services                     25,000            9,000             39,000
Net change in:
  Prepaid expenses                                    5,000           (7,500)            (2,500)
  Accounts payable                                    1,755                -              2,055
                                                  ---------        ---------        ------------

CASH FLOWS USED IN OPERATING ACTIVITIES             (16,994)          (7,500)           (24,494)
                                                  ---------        ---------        ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Increase in note payable - shareholder               16,994            7,500             24,494
                                                  ---------        ---------        ------------
CASH FLOWS FROM FINANCING ACTIVITIES                 16,994            7,500             24,494
                                                  ---------        ---------        ------------

NET INCREASE (DECREASE) IN CASH                           -                -                  -
Cash, beg. of period                                      -                -                  -
                                                  ---------        ---------        ------------
Cash, end of period                               $       -        $       -         $        -
                                                  =========        =========        ============


                 See accompanying summary of accounting policies
                       and notes to financial statements.

                                MEDSTRETCH, INC.
                        (FORMERLY DYNAMIC REALITY, INC.)
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF ACCOUNTING POLICIES

Nature of business

Medstretch, Inc. (Formerly Dynamic Reality, Inc.) (the "Company") is a development stage company in accordance with SFAS No. 7, with no current business operations as of December 31, 2001. The Company was incorporated in the state of Nevada on December 31, 1996 under the name Dynamic Reality Incorporated. On January 29, 2002, the Company changed its name to Medstretch, Inc. The Company is devoted to the study and practice of personal wellness and preventative health care. The Company plans to design, launch and market motivational, interactive wellness products and services.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Basic loss per share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

Stock-Based Compensation

The Company accounts for stock-based compensation under the intrinsic value method. Under this method, the Company recognizes no compensation expense for stock options granted when the number of underlying shares is known and exercise price of the option is greater than or equal to the fair market value of the stock on the date of grant.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company's results of operations, financial position or cash flow.

NOTE 2 - SHAREHOLDERS EQUITY

Common Stock - The initial authorized common stock of the Company consisted of 25,000 shares at no par value. On March 10, 1999 the State of Nevada approved the Company's restated articles of incorporation which increased the authorized shares of common stock from 25,000 common shares to 100,000,000 common shares. The par value was changed from no par to $.001, accordingly common stock was decreased by $4,000 along with a corresponding increase of $4,000 to additional paid in capital.

On March 10, 1999, the Board of Directors announced a two hundred to one split of the Company's common stock. This resulted in the issuance of 995,000 shares of common stock. All share and per share amounts have been restated to reflect the retroactive effect of the stock split.

On January 17, 2001, the Company issued 9,000,000 shares of common stock to the Company's president, Cindy Roach, in payment for services rendered as a consultant in the preparation of the Company's business plan.

On December 14, 2001, the Board of directors authorized the Company to issue 1,000,000 shares of common stock to a consultant for services performed. The common shares were valued at $25,000 and were issued in January 2002.

NOTE 3 - RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future. If a specific business opportunity becomes available, such persons may face a conflict of interest. A Company policy for handling such a conflict has not yet been formulated.

NOTE 4 - NOTE PAYABLE - SHAREHOLDER

The Company has an unsecured promissory note of $24,094 with a shareholder. The note bears interest at 8%. The promissory note and interest are payable at December 31, 2002.

NOTE 5 - EMPLOYEE STOCK PLANS

In December 2001, the Company adopted the 2001 Equity Performance Plan ("Plan") for its directors, officers, consultants and employees. Options issued will generally be granted at the fair market value of the common stock at the date of grant. The Company has reserved 3,000,000 shares of common stock under the plan. At January 18, 2002 no awards have been granted under this plan.

NOTE 6 - SUBSEQUENT EVENT

In January, 2002 the Company issued 1,000,000 shares of common stock for $25,000 cash to an independent party for a commitment dated December 17, 2001. As of January 18, 2002, there are 12,000,000 shares of common stock issued and outstanding.

                                     Part II

                     Information Not Required in Prospectus

ITEM 24.  Indemnification of Directors and Officers

       The Nevada Business Corporation Act permits Nevada corporations such as ours to include in the articles of incorporation a provision eliminating or limiting directors' exposure to liability for monetary damages for breaches of their duty of care as directors, if the director acted in good faith and with ordinary care. The act does not eliminate the directors' liability for monetary damages for acts or omissions not in good faith or involving the intentional violations of law, the improper purchase or redemption of stock, payment of improper dividends or any transaction from which the director received an improper personal benefit.

       The act also permits Nevada corporations to include in the articles of incorporation a provision to indemnify any and all persons it has the power to indemnity. The act provides that a Nevada corporation may indemnify a person who was, is or is threatened to be made, a named party in a proceeding because the person is or was acting on behalf of the corporation. The indemnification by the corporation may be made if it is determined that the person conducted himself in good faith, reasonably believed that the conduct was in the corporation's best interests if the indemnitee is a director, or was at least not opposed to the corporations' best interests if the person was someone other than a director. Directors may not be indemnified if the person improperly benefited personally or the person is found liable to the corporation. The indemnification may be in respect of judgments, penalties, fines, settlements and reasonable expenses actually incurred.

       We have implemented the above-described provisions in our articles of incorporation. In addition, our by-laws provide for similar provisions. We do not have separate agreements of indemnification or advancement of expenses. We do not have directors and officers insurance.

       Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, indemnification is against public policy and is therefore unenforceable. In the event that a claim for indemnification against liabilities, other than the payment by us of expenses incurred by a director, officer or controlling person in successful defense of any action, suit or proceedings, is asserted by such director, officer or controlling person in connection with the securities being offered or sold by us, we will, unless in the opinion of its counsel that the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the federal securities law, and will be governed by the final adjudication of such case.


ITEM 25.  Other Expenses of Issuance and Distribution

       The estimated expenses payable by us in connection with the distribution of the securities being registered are as follows:

       SEC Registration and Filing Fee           $   167
       Legal Fees and Expenses                    20,000
       Accounting Fees and Expenses               15,000
       Financial Printing and Engraving            1,000
       Blue Sky Fees and Expenses                  2,500
       Miscellaneous                              11,333
                                                 -------
       TOTAL                                     $50,000


ITEM 26.  Recent Sales of Unregistered Securities

       On January 17, 2001, we issued 9,000,000 shares of common stock to Ms. Cindy Roach, the prior president of the company, in payment of her services as a consultant in the preparation of our prior business plan. We expensed $9,000 for these services. The issuance was made under Section 4(2) of the Securities Act of 1933 on the basis that Ms. Roach is a sophisticated investor. Ms. Roach was a director or has been an employee/consultant and is or has been a stockholder of several public and private companies, some of which operate in the area of internet marketing.


       On December 14, 2001, the Board of Directors approved a resolution to issue 1,000,000 shares of common stock to Mr. Mitchell Geisler for developing the current business plan for the company and for future business consulting services. These services were valued at $25,000 or $0.025 per share and a non-cash charge for this amount is included in the retained deficit.

       On December 14, 2001 the Board of Directors approved the issuance of 1,000,000 shares to Dungavel, Inc. for $25,000 in cash for operating expenses.

       The offerings approved on December 14, 2001 were made pursuant to Regulation S. The offer and sale of the securities sold under Regulation S was made in compliance with Rule 903, Category 3. The offering was made in an offshore transaction, to a non-United States person, no directed selling efforts were made in the United States by the issuer (no other person was involved in the offering) and the shares of common stock were issued subject to a contract that prohibits the recipient from selling the shares unless in compliance with an appropriate exemption under the United States securities laws. Moreover, the certificate representing the shares of common stock bears a restrictive legend indicating that a transfer of the shares may only be made in compliance with the United States securities laws.

ITEM 27.  Exhibits

 Exhibit
 Number                         Name of Exhibit
 -------                        ---------------

 3.01               Articles of Incorporation of Dynamic Reality, Inc. (2)

 3.02               Amendment to Articles of  Incorporation  of Dynamic Reality,
                    Inc. (2)

 3.03               Amendment to Articles of  Incorporation  of Dynamic Reality,
                    Inc. (1)

 3.04               By-laws of Dynamic Reality, Inc.(2)

 4.01               Medstretch Inc. Subscription Agreement (1)

 4.02               2001 Equity Performance Plan (1)

 5.1                Opinion of Graubard  Miller with  respect to the legality of
                    the  securities   being  offered  hereby  (to  be  filed  by
                    amendment)

 16.01              Letter on Change in Certifying Accountant (3)

 23.01              Consent of Graubard Miller (included as part of its opinion)

 23.02              Consent of Malone & Bailey, PLLC (1)

 -------------------------------
 (1)  Filed herewith.
 (2) Incorporated by reference from Form 10-SB filed on April 6, 2001. SEC file number 000-32517.
 (3) Incorporated by reference from Form 8-K filed on December 11, 2001. SEC file number 000-32517.

ITEM 28.  Undertakings

The company will:


(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

         (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)   Reflect   in  the   prospectus   any  facts  or  events   which,
         individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" Table in the effective registration statement.

         (iii) Include any additional or changed material information on the Plan of Distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.


(4) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.


       Insofar as indemnification for liabilities arising under Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of its Articles of Incorporation, its By-Laws, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by Registrant for expenses incurred or paid by an officer, director or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in Toronto, Ontario on March 8, 2002.

                                    MEDSTRETCH INC.

                                    By /s/  Dr. Kimberly Partridge
                                       ---------------------------
                                    Dr. Kimberly Partridge, President,
                                    Treasurer, Secretary, & Director
                                    (Principal Executive Officer)




       In accordance with the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.



         Signature                          Title                    Date
         ---------                          -----                    ----

 /s/ Dr. Kimberly Partridge         President, Treasurer,        March 8, 2002
 ---------------------------        Secretary, & Director
     Dr. Kimberly Partridge

Table of Exhibits

 Exhibit
 Number                         Name of Exhibit
 -------                        ---------------

 3.01               Articles of Incorporation of Dynamic Reality, Inc. (2)

 3.02               Amendment to Articles of  Incorporation  of Dynamic Reality,
                    Inc. (2)

 3.03               Amendment to Articles of  Incorporation  of Dynamic Reality,
                    Inc. (1)

 3.04               By-laws of Dynamic Reality, Inc.(2)

 4.01               Medstretch Inc. Subscription Agreement (1)

 4.02               2001 Equity Performance Plan (1)

 5.1                Opinion of Graubard  Miller with  respect to the legality of
                    the  securities   being  offered  hereby  (to  be  filed  by
                    amendment)

 16.01              Letter on Change in Certifying Accountant (3)

 23.01              Consent of Graubard Miller (included as part of its opinion)

 23.02              Consent of Malone & Bailey, PLLC (1)

 -------------------------------
 (1)  Filed herewith.
 (2) Incorporated by reference from Form 10-SB filed on April 6, 2001. SEC file number 000-32517.
 (3) Incorporated by reference from Form 8-K filed on December 11, 2001. SEC file number 000-32517.